UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 5, 2011
QUIDEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

10165 McKellar Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (858) 552-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On January 5, 2011, Quidel Corporation (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement to its Registration Statement on Form S-3 (File No. 333-169136), which included the following preliminary consolidated financial results for the Company’s fourth quarter ended December 31, 2010:
     For the fourth quarter ended December 31, 2010, the Company estimates that its total revenues were approximately $31.5 million, as compared to total revenues of $66.6 million for the fourth quarter of the prior year. The decrease in total revenues for the fourth quarter of 2010, as compared to the fourth quarter of the prior year, was primarily due to a significant decrease in sales of the Company’s influenza products, in large part based on the unusually high influenza product sales the Company experienced in the fourth quarter of 2009 driven by the influenza pandemic which took place during that period. Partially offsetting the decrease in total revenues was an increase in sales as a result of the Company’s acquisition of Diagnostic Hybrids, Inc. On a sequential basis, the Company’s estimated total revenues of $31.5 million for the fourth quarter of 2010 increased as compared to total revenues of $28.2 million for the third quarter ended September 30, 2010. The increase in total revenues for the fourth quarter of 2010 as compared to the third quarter of 2010 was primarily due to only a modest increase in the Company’s infectious disease product category.
     The financial results set forth above are preliminary, unaudited and subject to completion. As a result, these preliminary results may differ from the results that will be reflected in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2010.
     The Company’s fourth quarter ended on January 2, 2011, however, for ease of reference, the calendar quarter end date of December 31, 2010 is used herein.
     The disclosure in this Form 8-K contains forward-looking statements within the meaning of the federal securities laws that involve material risk and uncertainties. Many possible events or factors could cause the Company’s actual results to differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results may arise as a result of a number of factors including, without limitation, risk factors discussed in the Company’s Form 10-Q for the quarter ended September 30, 2010 and other documents filed by the Company with the Securities and Exchange Commission from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIDEL CORPORATION
By:	/s/ John M. Radak
	Name:	John M. Radak
	Title:	Chief Financial Officer
Dated: January 5, 2011